Exhibit 99
Submission of Matters to a Vote of Security Holders —
On April 13, 2010, the Company held its annual meeting of stockholders for the purpose of the election of 14 Directors to one year terms and ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009.
The number of votes cast at the meeting was as follows:

	Number of	Number of	Number of Votes
	Votes For	Votes Withheld	Abstained

Election of Directors:
George R. Baldwin	1,843,420	0	5,920
Roger S. Berkowitz	1,843,420	0	5,920
Marshall I. Goldman	1,843,420	0	5,920
Russell B. Higley	1,843,420	0	5,920
Jackie Jenkins-Scott	1,843,420	0	5,920
Linda Sloane Kay	1,843,120	300	5,920
Fraser Lemley	1,843,120	300	5,920
Joseph J. Senna	1,843,420	0	5,920
Barry R. Sloane	1,843,420	0	5,920
Jonathan G. Sloane	1,843,420	0	5,920
Marshall M. Sloane	1,843,420	0	5,920
Stephanie Sonnabend	1,843,420	0	5,920
George F. Swansburg	1,843,420	0	5,920
Jon Westling	1,843,420	0	5,920

	Number of	Number of	Number of Votes
	Votes For	Votes Against	Abstained

To approve the selection by the board of Directors of Century Bancorp, Inc. that KPMG, LLP be independent Auditors of the Corporation for the fiscal year ending December 31, 2010.	1,849,340	0	0